--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A

                             (AMENDMENT NO. 1)

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                   1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]
Check the appropriate box:

[X] Preliminary Proxy Statement [_] Confidential, for Use of the Commission Only
                                    (as permitted by Rule 14a-6(e))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Interactive Network, Inc.
--------------------------------------------------------------------------------

             (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------
  (2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------
  (5) Total fee paid:

    ------------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

    ------------------------------------------------------------------------
  (2) Form, Schedule or Registration Statement No.:

    ------------------------------------------------------------------------
  (3) Filing Party:

    ------------------------------------------------------------------------
  (4) Date Filed:

    ------------------------------------------------------------------------
Notes:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           INTERACTIVE NETWORK, INC.

                              1161 OLD COUNTY ROAD
                           BELMONT, CALIFORNIA 94002

                         NOTICE OF SPECIAL MEETING

                              OF SHAREHOLDERS

                              MARCH 31, 1999

To the Shareholders:

   NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Interactive Network, Inc., a California corporation (the "Company"), will be held at the San Mateo Marriott, 1770 South Amphlett Boulevard, San Mateo, California 94402 on Wednesday, March 31, 1999 at 4:00 p.m., for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified. Management nominees for director are: Bruce W. Bauer (Chairman), John J. Bohrer, Donald D. Graham, William
  H. Green and William L. Groeneveld.

     2. To amend the Company's Bylaws to reduce the current board range of seven (7) to eleven (11) Directors to a board of five (5) to nine (9) Directors.

     3. To ratify the selection of KPMG LLP as independent auditors of the Company for the current fiscal year.

     4. To approve the adoption of the Company's 1999 Stock Option Plan.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only shareholders of record at the close of business on March 1, 1999 are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

   All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please mark, sign and date the enclosed white proxy card and return it as promptly as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has returned a proxy.

Belmont, California

March  , 1999

                                          By Order of the Board of Directors
                                           and the Superior Court of the State
                                           of California in and for the County
                                           of San Mateo

                                          Bruce W. Bauer
                                          Chairman, President and Chief
                                           Executive Officer

                           INTERACTIVE NETWORK, INC.

                              1161 OLD COUNTY ROAD
                           BELMONT, CALIFORNIA 94002

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of Interactive Network, Inc., a California corporation (the "Company"), for use at a special Meeting of its shareholders (the "Meeting") to be held March 31, 1999 at 4:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders. The Meeting will be held at the San Mateo Marriott, 1770 South Amphlett Boulevard, San Mateo, California 94402. The Company's principal executive offices are located at 1161 Old County Road, Belmont, California 94002. Its telephone number at that address is (650) 508-8793.

   These proxy solicitation materials were mailed on or about March   , 1999 to
all shareholders entitled to vote at the Meeting.

   The Meeting will be held on March 31, 1999 in lieu of the 1999 Annual Meeting which, according to the by-laws of the Company, is to be held on a date designated by the Board of Directors, and if not so designated then on March 5, 1999.

Record Date

   Shareholders of record at the close of business on March 1, 1999 are entitled to notice of, and to vote at, the Meeting. At the record date, 30,840,441 shares of the Company's common stock, no par value (the "Common Stock"), were issued and outstanding.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Participants in the Solicitation

   Under applicable rules of the Securities and Exchange Commission, Bruce W. Bauer, John J. Bohrer, Donald D. Graham, William H. Green and William L. Groeneveld, as management's nominees for election as directors at the Meeting, are considered "participants" in the solicitation of proxies for the Meeting. Messrs. Bauer, Bohrer, Graham, Green and Groeneveld in the aggregate hold of record 493,350 shares and hold beneficially 1,842,850 shares of the Company's common stock. In addition, Mr. Graham's wife, Margery L. Graham, owns or controls 1,260,000 shares as to which Mr. Graham disclaims beneficial ownership. (See also "Proposal No. 1--Election of Directors" and "Principal Shareholders and Share Ownership by Management"). It is contemplated that directors Green and Groeneveld, whom have not yet been compensated since joining the Company as directors, may be granted options under the Company's
1999 Option Plan not to exceed [       ] shares each if proposal No. 3 below is
approved.

   David B. Lockton, who is currently a director of the Company but not on management's slate of nominees for election as director at the Meeting, sought to remove the Company's current board of directors (the "Board of Directors") at a meeting of shareholders which he sought to call on December 30, 1998. At the request of the Company, the California Superior Court for the County of San Mateo invalidated Mr. Lockton's action and set the date for a special meeting of shareholders at March 31, 1999. As of the date of mailing this proxy statement, Mr. Lockton has not filed proxy soliciting material with the Securities and Exchange Commission (the "SEC") for the Meeting, but has requested certain information from the Company with respect to the identity of its shareholders. The Company has advised Mr. Lockton that, in accordance with regulations of the SEC, it will mail at his expense any proxy soliciting materials Mr. Lockton intends to transmit to shareholders on condition that Mr. Lockton is in compliance with applicable rules and regulations of the SEC and Federal securities laws.

Voting

   The shares represented by the proxies received will be voted as you direct. If you give no direction, the shares will be voted as recommended by the Board of Directors.

   Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder may select, up to the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes are proposed to be cast has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote.

   If a shareholder abstains from voting as to any matter, then the shares held by such shareholder will be deemed present at the meeting for purposes of determining a quorum but will not be counted for purposes of calculating the vote with respect to such matter. If a broker returns a "non-vote" proxy as to any matter (including a lack of authority to vote on such matter), then the "broker non-vote" proxy will not be considered as present or voting with respect to that matter.

Solicitation

   The Company will bear the entire cost of solicitation by management, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials sent to shareholders. The Company has retained the services of D. F. King & Co., Inc. to aid in the solicitation of proxies and delivery of proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners of stock and to solicit proxies therefrom. D. F. King & Co., Inc. will be paid a fee of $5,000 (which will increase to $30,000 for additional services in soliciting proxies if there is a proxy contest) and reimbursed for all reasonable out-of-pocket expenses in connection with the distribution of proxy materials. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, e-mail or facsimile. In the event of a solicitation in opposition to management's slate of directors, proxies may also be solicited by newspaper, internet or other means of communication.

Deadline for Receipt of Shareholder Proposals for the Next Annual Meeting

   Shareholder proposals intended to be considered at the next Annual Meeting of Shareholders to be held in 2000 must be received by the Company no later than November 5, 1999. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the SEC.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

Nominees

   Management is proposing a slate of five (5) nominees to be elected at the Meeting, and subject to shareholder approval of Proposal No. 2 below, has fixed the size of the Board of Directors at five (5) directors. If Proposal No. 2 is not approved, the Board of Directors intends to fix the size of the board at seven (7) directors, leaving two (2) vacancies to be filled. Certain of the Company's principal shareholders have been asked to designate persons to serve on the Company's Board of Directors, none of whom has elected to make such a designation at this time (see "Arrangements with Respect to Election of Directors" below). Although none of these shareholders has designated persons to serve on the Board of Directors at this time, they may do so in the future. In that event, the Company's directors would have the power to elect additional directors to fill vacancies, up to the maximum authorized number of directors.

   Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five (5) nominees named below, all of whom are currently directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that any such nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The five (5) candidates receiving the highest number of affirmative votes of the shares voting at the Meeting will be elected directors of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such time as his successor has been duly elected and qualified.

   The names of the Company's nominees for director and certain information about them are set forth below.

                                                                     Director
     Name of Nominee     Age          Principal Occupation            Since
     ---------------     --- -------------------------------------   --------
 Bruce W. Bauer.........  48 Chairman of the Board of Directors,
                             President and Chief Executive Officer
                             of the Company                            1995
 John J. Bohrer.........  76 Director, Secretary and Treasurer of
                             the Company                               1995
 Donald D. Graham.......  64 President, Graham Enterprises             1995
 William H. Green.......  72 Vice-President, D.S.I. Corporation        1998
 William L. Groeneveld..  33 Head Trader, Vice President and co-
                             owner of Program Trading Corp.            1998

--------

   Bruce W. Bauer has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since June 1998. Prior to that he served as Secretary of the Company from November 1996 and director from October 1995. From 1980 to June 1998 Mr. Bauer owned and operated Unlimited Services and Marathon Management Services, which provide building and clean room services, supplies and consulting. Mr. Bauer received a B.A. degree from Wittenberg University in 1974.

   John J. Bohrer has served as Secretary and Treasurer of the Company since June 1998. From July 1978 to June 1993, Mr. Bohrer served as branch manager of Dickinson & Company, a firm rendering investment services. From June 1993 until his retirement in June 1997, he served as Vice President and branch manager of BDF Investments, which also renders investment services. He is now a semi-retired investor. Mr. Bohrer graduated from the New York Institute of Finance in 1947.

   Donald D. Graham has been owner and president of Graham Enterprises, Inc., since 1977, a provider of management, investment and consulting services, and has been a majority owner, chairman of the board of directors and officer in several private construction-related companies since 1985. Mr. Graham received a

B.S./B.A. from Creighton University in 1958. Mr. Graham has also been a certified public accountant since 1959 and served as an Accounting Program Instructor at Creighton University's MBA program from 1961-1968.

   William H. Green has been Vice President of D.S.I. Corporation since 1998, which is a dredging specialty company. Prior to that, he served as a consultant in the aggregate division of Martin Marietta from 1993. He currently sits on the boards of various private companies.

   William L. Groeneveld has served as Head Trader, Vice President and co-owner of Program Trading Corp., a provider of brokerage services since November 1995. Prior to that he served as a manager and stock broker with Barron Chase Securities from November 1993.

   In December 1998, David Lockton, former Chairman, President and Chief Executive Officer of the Company and currently a director of the Company, sought to call a special meeting of shareholders and to solicit proxies to replace the present Board of Directors, at a time when the Company was unable under SEC regulations to solicit proxies because it did not have current financial statements available. The Company secured an order from the California Superior Court in San Mateo County, invalidating Mr. Lockton's call of the December 30, 1998 meeting, and rescheduling the shareholders' meeting for March 31, 1999. The Company has now prepared current financial statements which are included in the Annual Report accompanying this Proxy Statement.

   Management is not including Mr. Lockton in the slate of nominees to be elected at the meeting. In the event Mr. Lockton again seeks to solicit proxies to replace the current Board or to elect himself to the Board, management intends to solicit proxies and vote all proxies received by them in such manner in accordance with cumulative voting as will assure the election of as many of the nominees listed above as possible, and to exclude Mr. Lockton and his nominees from election as directors. In such event, the specific nominees to be voted for will be determined by the proxy holders.

                          ARRANGEMENTS WITH RESPECT TO
                             ELECTION OF DIRECTORS

   In 1987, David B. Lockton, John D. Lockton and certain other shareholders of the Company agreed to vote their shares to cause an officer of the National Broadcasting Company, Inc. ("NBC") designated by NBC to be elected to the Company's Board of Directors for so long as certain warrants issued by the Company to NBC were exercisable (as amended, the "Joint Development Agreement"). NBC advised the Company on February 22, 1999 that it will not exercise its rights under the Joint Development Agreement to designate a person to be elected to the Board of Directors at the Meeting. (See also "Certain Transactions--Lawsuit and Settlement Agreement with Certain Principal Shareholders; Chapter 11 Bankruptcy Proceedings" and "Certain Transactions-- Financing Transactions--Agreements with NBC").

   Pursuant to a Stock Purchase Agreement dated December 2, 1992 (the "Gannett Agreement"), Gannett Co., Inc. ("Gannett"), so long as it owns at least 500,000 shares of the Company's Common Stock, has the right to cause the Company to include one person designated by Gannett in the slate of nominees recommended for election as director. The Company is required to use its best efforts to cause such designee to be elected as a director, and David B. Lockton has agreed to vote his shares to cause such designee of Gannett to be elected to the Board of Directors. Gannett advised the Company on January 28, 1999 that it will not exercise any rights it has under the Gannett Agreement to designate a person to be elected to the Company's Board of Directors at the Meeting. (See also "Certain Transactions--Financing Transactions--Gannett Stock Purchase Agreement").

   Pursuant to an Amended and Restated Stock Purchase Agreement dated June 4, 1993 (the "TDC Stock Purchase Agreement"), TCI Development Corporation ("TDC"), a wholly-owned subsidiary of Tele-Communications, Inc. ("TCI"), so long as it owned at least 500,000 shares of the Company's Common Stock, had the right to cause the Company to include one person designated by TDC in the slate of nominees recommended for election as director. The Company would be required to use its best efforts to cause all shares for which the Company's management or directors hold proxies or are otherwise entitled to vote to be voted in favor of the election of such designee. TDC advised the Company on February 22, 1999 that it will not exercise any right it may still have under the 1993 Agreement to designate a person to be elected to the Company's Board of Directors at the Meeting. (See also "Certain Transactions--Lawsuit and Settlement Agreement with Certain Principal Shareholders; Chapter 11 Bankruptcy Proceedings" and "Certain Transactions--Financing Transactions--Agreements with TCI").

   Pursuant to a Securityholders Agreement dated as of September 19, 1994 (the "Securityholders Agreement"), the Company agreed that, so long as each of Motorola, Inc. ("Motorola") and Sprint Corporation ("Sprint") owned at least 500,000 shares of Common Stock (assuming conversion of all convertible securities and as adjusted for stock splits and the like), Motorola and Sprint had the right to designate one representative to the Board of Directors. Motorola and Sprint advised the Company on February 5 and January 5, 1999, respectively, that neither will exercise any right it may still have under the Securityholders Agreement to designate a person to be elected to the Board of Directors at the Meeting. (See also "Certain Transactions--Lawsuit and Settlement Agreement with Certain Principal Shareholders; Chapter 11 Bankruptcy Proceedings" and "Certain Transactions--Financing Transactions--Secured Debt Financing"). Pursuant to the Securityholders Agreement, TCI, Motorola, Sprint and NBC agreed to consult with each other and use reasonable best efforts to come to agreement with each other as to the voting of all shares of the Company owned by each on all matters presented to a vote of shareholders. The Company is unaware of any agreements reached by TCI, Motorola, Sprint and NBC under this provision of the Securityholders Agreement.

   For additional information concerning the present status of the right of NBC, TCI, Sprint and Motorola to designate nominees for the Company's Board under the foregoing agreements, see "Certain Transactions--Lawsuit and Settlement Agreement with Certain Principal Shareholders; Chapter 11 Bankruptcy Proceedings" and "Certain Transactions--Financing Transactions--Secured Debt Financing."

   Pursuant to a Mutual Release and Settlement Agreement dated as of July 10, 1998 (the "Settlement Agreement"), upon consummation of the Settlement Agreement the following parties will be issued the number of shares of Company stock listed opposite each of their names in consideration for, among other things, (i) conversion of secured notes of the Company held by such persons into shares of Company Common Stock, (ii) the release of any security interest held by any of them on the Company's property,
(iii) the payment of certain additional funds to the Company, and (iv) the release of certain other claims against the Company by such parties:

                                                                       Number of
      Name                                                              Shares
      ----                                                             ---------
      TCI............................................................. 2,942,907
      NBC............................................................. 1,902,279
      Sprint.......................................................... 1,484,520
      Motorola........................................................ 1,484,883
                                                                       ---------
       Total:......................................................... 7,814,589
                                                                       =========

   Pursuant to the Settlement Agreement, each of these parties will also enter into a Voting Agreement (the "Voting Agreement"), which provides, among other things, that until four years after issuance of the shares, except for votes on any matter regarding Mr. David Lockton (including his election to the Board of Directors) and certain other major events of the Company, these parties will vote the shares listed above as directed by a committee of three independent persons (the "Committee"), chosen as described in the Voting Agreement. The Committee will initially consist of John Bohrer, Donald Graham and Bruce Bauer.

   Consummation of the Settlement Agreement is conditioned on the confirmation by the United States Bankruptcy Court for the Northern District of California of the Company's plan of reorganization filed under Chapter 11 of the Bankruptcy Code. (See also "Certain Transactions--Lawsuit and Settlement Agreement with Certain Principal Shareholders; Chapter 11 Bankruptcy Proceedings").

   The Company is not aware of any other agreements among its shareholders pertaining to the manner in which their shares are voted.

Board Meetings and Committees

   The Board of Directors held nine (9) meetings during the fiscal year ended December 31, 1998. The Board of Directors currently has no Audit, Nominating or Compensation Committee, nor any committee performing similar functions during 1998. During the fiscal year ended December 31, 1998, each incumbent director attended or participated in 75% or more of all meetings of the Board of Directors (held during the period in which such director served).

   In December 1998 the Board of Directors formed a Committee of three directors to deal with David Lockton's December 1998 proxy solicitation. In February 1999 the Board of Directors formally constituted this committee as an Executive Committee which may exercise all powers of the Board of Directors except as may be limited by California law. The Executive Committee currently consists of Bruce Bauer, John Bohrer and Donald Graham.

   Directors do not receive compensation for serving as directors or for attending meetings of the Board of Directors, except for stock options granted to Directors from time to time. Non-employee directors are reimbursed for out-of-pocket transportation and other expenses actually incurred in attending meetings of the Board of Directors.

                           PRINCIPAL SHAREHOLDERS AND
                         SHARE OWNERSHIP BY MANAGEMENT

   The following table sets forth certain information as of February 22, 1999 relating to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the tables under "Executive Compensation," (iii) each director and (iv) all executive officers and directors as a group.

                                                             Percentage of
                                  Common Stock             Outstanding Shares
                              Beneficially Owned/(1)/          Owned/(1)/
                              -----------------------    ---------------------
                               Prior to    After          Prior to    After
                              Closing of Closing of      Closing of Closing of
                              Settlement Settlement      Settlement Settlement
      Name and Address        Agreement  Agreement       Agreement  Agreement
      ----------------        ---------- ----------      ---------- ----------
Tele-Communications,
 Inc./(2)/................... 4,830,850  7,773,757/(3)/     15.7%      20.1%
5619 DTC Parkway
Terrace Tower II
Englewood, CO 80111
National Broadcasting Co.,
 Inc./(4)//(5)/.............. 1,743,296  3,645,575/(3)/      5.7%       9.4%
30 Rockefeller Plaza
New York, NY 10112
Gannett Co., Inc./(6)/....... 2,196,666  2,196,666           7.1%       5.7%
1000 Wilson Boulevard
Arlington, VA 22209
David B. Lockton/(4)//(7)/...   659,000    659,000           2.1%       1.7%
Bruce W. Bauer/(8)/.......... 1,150,500  1,150,500           3.7%       3.0%
John J. Bohrer/(9)/..........   177,850    177,850             *          *
Donald D. Graham/(10)/....... 1,775,000  1,775,000           5.8%       4.6%
William H. Green.............         0          0             *          *
William L. Groeneveld........         0          0             *          *
All executive officers and
 directors as
 a group (6 persons)/(11)/... 3,762,350  3,762,350          12.2%       9.7%

--------
  *   Less than 1% of outstanding shares.

 (1) Except as indicated and pursuant to applicable community property laws, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

 (2) Includes 4,830,850 shares held by TCI and its affiliates but does not include (i) 1,101,866 shares issuable in exchange for services to be rendered by TCI pursuant to the TDC Stock Purchase Agreement, or
      (ii) shares issuable pursuant to the exercise of warrants, all of which shares will, in the opinion of the Company's counsel, no longer be issuable unless the Settlement Agreement is not consummated. TCI has informed the Company that it will not object to this result. (See "Certain Transactions--Financing Transactions" and "Certain Transactions--Lawsuit and Settlement Agreement with Certain Principal Shareholders; Chapter 11 Bankruptcy Proceedings").

 (3)  Includes for each entity only those shares listed herein for such entity:
      (i) 2,942,906 shares held by TCI and (ii) 1,902,279 shares held by NBC which will be subject to the Voting Agreement pursuant to which each of these parties and Sprint and Motorola agreed to vote their shares issued in the Settlement Agreement as directed by an independent committee (except for matters relating to David Lockton and certain major transactions of the Company) which will initially consist of John Bohrer, Donald Graham and Bruce Bauer. This agreement does not provide for any other joint action by the parties thereto. The

      Company has been advised that the parties to the Voting Agreement will disclaim beneficial ownership of shares owned by the other parties thereto. (See "Arrangements with Respect to Election of Directors" and "Certain Transactions--Lawsuit and Settlement Agreement with Certain Principal Shareholders; Chapter 11 Bankruptcy Proceedings").


 (4) These shareholders entered into an agreement in December 1987 pursuant to which each of the parties thereto agreed, if requested by NBC, to vote its shares under certain circumstances to cause an officer of NBC to be elected to the Company's Board of Directors. The Company has been advised that the parties to the agreement disclaim beneficial ownership of shares owned by the other parties thereto.

 (5) Includes 1,743,296 shares held by NBC but does not include shares issuable pursuant to the exercise of warrants which will, in the opinion of the Company's counsel, no longer be exercisable unless the Settlement Agreement is not consummated. NBC has informed the Company that it will not object to this result. (See "Certain Transactions--Financing Transactions" and "Lawsuit and Settlement Agreement with Certain Principal Shareholders; Chapter 11 Bankruptcy Proceedings").

 (6) The Company has agreed to cause one person designated by Gannett to be elected to the Company's Board of Directors (see "Arrangements with Respect to Election of Directors").

 (7) Includes (i) 656,600 shares held of record by David Lockton, and (ii) 2,400 shares held by him as Custodian under the Uniform Gifts to Minors Act, but does not include employee stock options the exercisability of which is currently being disputed by the Company. (See "Executive Compensation--Option Exercises and Year-End Holdings").

 (8) Includes (i) 100,500 shares of Common Stock and (ii) 1,050,000 shares that may be acquired upon exercise of stock options that are currently exercisable. The validity of the Company's grant of the stock option for 900,000 shares is currently being contested by David Lockton in the Company's bankruptcy proceedings. (See "Executive Compensation--Option Grants in Last Fiscal Year" and "Certain Transactions--Lawsuit and Settlement Agreement with Certain Principal Shareholders; Chapter 11 Bankruptcy Proceedings").

 (9) Includes 150,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable.
(10) Includes 150,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable, 310,000 shares owned by Margery L. Graham, wife of Donald Graham, and 950,000 shares owned by Holmes Plumbing & Heating Supply Co., of which Mrs. Graham is the sole shareholder. Mr. Graham disclaims beneficial ownership of all shares owned by Margery Graham and Holmes Plumbing & Heating.
(11) Includes 1,350,000 shares of Common Stock which may be acquired pursuant to the exercise of stock options which are currently exercisable.

                       COMPLIANCE WITH SECTION 16(a) OF

                   THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all reports they file under Section 16(a).

   To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, Messrs. Bauer, Bohrer and Graham (since their appointment to the position of Director in 1995) and Messrs. Green and Groeneveld (since their appointment to the position of Director in 1998) have failed to comply with Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners. However, such persons have since disclosed all relevant information on a Form 5 filing made prior to the deadline for fiscal year 1998 to bring their required disclosure up to date. In addition, Mr. Graham purchased and sold 20,000 shares of the Company's Common Stock within a six-month period, which resulted in a gain of approximately $2100 and which he has returned to the Company.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

   The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the former Chief Executive Officer (the "Named Officers") of the Company (determined as of December 31, 1998) for the fiscal years ended December 31, 1996, 1997 and 1998:

                           Summary Compensation Table

                                  Annual Compensation          Long Term Compensation
                              -------------------------------- -----------------------
                                                               Securities
   Name and Principal                             Other Annual Underlying  All Other
        Position         Year  Salary       Bonus Compensation  Options   Compensation
   ------------------    ---- --------      ----- ------------ ---------- ------------
Bruce W. Bauer.......... 1998 $ 67,708(/1/)  $ 0      $ 0       900,000           $0
 President and           1997        0         0        0             0            0
 Chief Executive Officer 1996        0         0        0             0    35,655.26(/2/)
David B. Lockton(/3/)... 1998 $112,329       $ 0      $ 0       600,000           $0
 Director and Former     1997  250,000         0        0       600,000            0
 President and Chief     1996  250,000         0        0       600,000            0
 Executive Officer

--------

(1) Represents partial year salary from June 14, 1998 (the date of Mr. Bauer's appointment as President and Chief Executive Officer) through December 31, 1998. One-year salary of $125,000 is due to Mr. Bauer even if the contract is terminated or his position ends prior to the expiration of the contract term on June 13, 1999.

(2) In 1996, Mr. Bauer was retained by the Company as a consultant to coordinate and sell certain of the remaining physical assets of the Company. He was paid fees that totalled $35,655.26 in 1996, which was at a rate of approximately 50% of what was paid to outside consultants for the same task. Mr. Bauer agreed to set these funds aside in case the Company required additional working capital. As of the date hereof the funds remain in Mr. Bauer's possession and have not been spent.

(3) Mr. Lockton had a Deferred Compensation Agreement by which his salary of $250,000 per year would be deferred and payable by the Company at such time as the Company had sufficient operating cash. Mr. Lockton was terminated from his positions of Chairman of the Board of Directors, Chief Executive Officer and President of the Company on June 14, 1998, and his salary for 1998 represents a pro-rated portion of this $250,000 annual amount. Mr. Lockton was also granted stock options as compensation for serving as President and Chief Executive Officer of the Company, which the Company has informed Mr. Lockton have expired. (See "Executive Compensation--Option Exercises and Year-End Holdings" and "Executive Compensation--Compensation of the Chief Executive Officer and Former Chief Executive Officer--Compensation of David Lockton"). Mr. Lockton has informed the Company that he intends to contest the Company's position that his options have expired.

Stock Option Grants

   The table set forth below contains information concerning grants of stock options under the Company's 1988 Stock Option Plan (the "1988 Option Plan") to the Named Officers during the fiscal year ended December 31, 1998. No stock options were granted under the Company's 1991 Stock Option Plan (the "1991 Option Plan") to the Named Officers during the fiscal year ended December 31, 1998.

                       Option Grants in Last Fiscal Year

                                         Individual Grants
                         ---------------------------------------------------
                                                                                Potential
                                                                             Realizable Value
                                                                                at Assumed
                                                                             Annual Rates of
                                                                               Stock Price
                         Number of     % of Total                            Appreciation for
                         Securities     Options                                Option Term
                         Underlying    Granted to                                 (/1/)
                          Options     Employees in Exercise price Expiration ----------------
          Name            Granted     Fiscal Year    ($/Share)       Date      5%      10%
          ----           ----------   ------------ -------------- ---------- ------- --------
Bruce W. Bauer..........  900,000(2)      100%         $0.21      6/14/2003  $52,200 $115,380

--------
(1) Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock.

(2) David Lockton has challenged in the Company's bankruptcy proceedings the validity of the meeting of the Board of Directors at which this option was granted. As of the date of this proxy statement, this matter has not yet been resolved.

Option Exercises and Year-End Holdings

   The following table provides information with respect to the Named Officers and Directors concerning the exercise of options during the last fiscal year and unexercised options held as of December 31, 1998 (the end of the Company's last fiscal year):

                Aggregated Option Exercises in Last Fiscal Year,
                       and Fiscal Year-End Option Values

                                                            Number of
                                                      Securities Underlying            Value of Unexercised
                          Number of                  Unexercised Options at           In-the-Money Options at
                           Shares                  December 31, 1998(/1/)(/2/)           December 31, 1998(/3/)
                         Acquired on     Value     --------------------------------  -------------------------
Name                      Exercise   Realized(/4/) Exercisable       Unexercisable   Exercisable Unexercisable
----                     ----------- ------------- ----------------  --------------  ----------- -------------
Bruce W. Bauer(/5/).....     --           --               1,050,000               0  $133,500        --
John J. Bohrer(/6/).....     --           --                 150,000               0  $ 34,500        --
Donald D. Graham(/6/)...     --           --                 150,000               0  $ 34,500        --
William H. Green........     --           --                       0               0       --         --
William L. Groeneveld...     --           --                       0               0       --         --
David B. Lockton(/7/)...     --           --                       0               0       --         --

--------

(1) Options granted under the Company's 1988 Option Plan and 1991 Option Plan to officers and employees terminate unless exercised within 90 days after cessation of employment, unless the Board or Stock Option Committee otherwise specifies. Accordingly, employee stock options that were outstanding in 1995 when the Company ceased operations are no longer exercisable. The 900,000 share option granted to Mr. Bauer described in this table is exercisable for its full term whether or not he remains an officer of the Company.

(2) In the proxy material filed by David Lockton in December 1998, Jerome Rubin disclosed that he had a vested option to purchase 50,000 shares of Common Stock at an exercise price of $.09 per share. Mr. Rubin, Gordon Wade and John Lockton were each granted an option to purchase 50,000 shares of

   Common Stock with an exercise price of $.09 per share in November 1995, which options were exercisable for a period of two years from the date of grant. Those options have now expired and are no longer exercisable.

(3) Based on the last sale price of a share of Common Stock ($.32) in the over-the-counter market as reported by IDD Information Services on December 31, 1998 (the last trading day during 1998).

(4) Market price at time of exercise less exercise price.

(5) Includes options covering 900,000 shares granted when Mr. Bauer was appointed as Chief Executive Officer, and options covering 150,000 shares granted to him for serving as a Director in 1995, 1996 and 1997. The validity of the Company's grant of the stock option for 900,000 shares is currently being contested in the Company's bankruptcy proceedings. (See "Option Grants in Last Fiscal Year" and "Certain Transactions--Lawsuit and Settlement Agreement with Certain Principal Shareholders; Chapter 11 Bankruptcy Proceedings").

(6) In lieu of paying directors' fees, in 1995 the Company granted stock options for 150,000 shares to these members of the Board, one-third of which vested each year in 1995, 1996 and 1997. No options have as yet been granted to directors as remuneration for services in 1998.

(7) Mr. Lockton has stated in filings with the SEC that he holds vested options for 2,103,000 shares exercisable at $.09 per share. The Company's records show that Mr. Lockton had been granted an option in 1991 under the 1988 Option Plan to purchase 306,398 shares at $.44 per share, two options in 1992 under the 1991 Option Plan to purchase 450,000 shares at $13.40 per share and 150,000 shares at $20.00 per share, one option in 1994 under the 1988 Option Plan to purchase 425,000 shares at $4.625 per share, and an option in 1995 under the 1988 Option Plan, after the Company had ceased operations, to purchase 1,800,000 shares (at the rate of 600,000 per year) at $.09 per share. The Company has taken the position that the 1995 option was not authorized under the 1988 Option Plan, as amended in 1995, because more than 1,000,000 shares were granted at one time in 1995, contrary to the provisions of the Plan and that all options held by Mr. Lockton expired in any event because they were not exercised by Mr. Lockton within 90 days after he ceased to be an employee of the Company.

Employment Agreement

   In June 1998, the Company entered into an employment agreement with Bruce W. Bauer, which expires in June 1999, to serve as President and Chief Executive Officer of the Company. Under the agreement, Mr. Bauer receives a base salary of $125,000 per year, with the full year's salary payable if the contract is terminated or the position ends prior to the expiration of the year. (See also "Executive Compensation--Board Report on Executive Compensation").

Compensation Committee Interlocks and Insider Participation

   Bruce Bauer and John Bohrer were officers of the Company and during the last fiscal year participated in deliberations of the Board of Directors concerning executive officer compensation.

Board Report on Executive Compensation

   Annual compensation of the Company's executive officers is determined by the Board of Directors. The Board of Directors is also responsible for administering the 1988 Option Plan and the 1991 Option Plan (the "Option Plans"), including the grant of options under such plans. Messrs. Bauer, Bohrer and Lockton are employees or former employees of the Company and have voted on matters relating to executive compensation and stock option grants, including their own compensation and stock option grants.

   The Company is currently operating with a skeleton staff of two officers (Mr. Bauer as President and Chief Executive Officer and Mr. Bohrer as Secretary and Treasurer), and one administrative assistant and one secretary/ receptionist, to conserve resources until the Company emerges from Chapter 11 proceedings and is able to commence exploitation of its intellectual property assets. At that time, the Company will again commence rehiring staff, as appropriate to carry out its goal of realizing on its patent portfolio. In that connection, the Company may also use and compensate consultants, including an Advisory Panel to assist management.

   The Company's compensation philosophy is to provide strong incentives to its executives to maximize the overall value of the Company. The Company's executive officers are given an opportunity to participate in the growth of the Company through equity participation in the form of stock options granted under the Option Plans. As a result, the Company's executive officers are directly rewarded for the Company's performance as reflected in its stock price and given an additional incentive to contribute to the Company's future success. Options granted under the Option Plans generally vest over a four-year period, to encourage employees to remain with the Company on a long-term basis, although recent option grants have been made fully vested in order to induce its executives and directors to remain with the Company through the settlement with its creditors (see "Certain Transactions--Lawsuit and Settlement Agreement with Certain Principal Shareholders; Chapter 11 Bankruptcy Proceedings"). The Company granted stock options for 150,000 shares to each of Messrs. Bauer, Bohrer and Graham on October 27, 1995. In addition, the Company granted an additional stock option for 900,000 shares to Mr. Bauer in connection with his election to the position of President and Chief Executive Officer of the Company on June 14, 1998.

   Base salaries and stock option grants are initially determined on the basis of (i) the individual officer's position, and (ii) the Company's desire to attract and retain qualified personnel in a competitive marketplace. Salaries are generally reviewed annually and are subject to increases based on the Company's determination that the individual's level of contribution to the Company has increased since his or her salary had last been reviewed and increases in competitive pay levels and the cost of living. Under normal circumstances, the Board of Directors also determines initial awards of stock options, within a range established for employees at various salary levels, based on the employee's position and responsibilities. As stock options held by employees, including executive officers, vest, the Company may approve grants of additional options based on the employee's past performance and contributions to the Company. There is no provision for bonus in the employment agreement of the current President and Chief Executive Officer, although the Company may decide to award such in its discretion. No particular weighting is given to any of the factors considered.

Compensation of the Chief Executive Officer and Former Chief Executive Officer

 Compensation of Bruce Bauer

   The Company entered into an employment agreement with Bruce W. Bauer, President and Chief Executive Officer, in June 1998 for a one-year term, at an annual salary of $125,000. (See "Executive Compensation--Employment Agreement"). In connection with Mr. Bauer's agreement to serve as President of the Company, the Company also granted Mr. Bauer an option to purchase 900,000 shares of the Company's stock at $0.21 per share. The option is currently exercisable and expires on June 14, 2003. This amount was considered the minimum amount necessary to retain Mr. Bauer as Chief Executive Officer for this period, given the Company's state at the time. The employment agreement was heavily weighted towards performance-based compensation in order to give Mr. Bauer the proper incentives to focus on the overall financial well-being of the Company.

 Compensation of David Lockton

   The Company entered into an employment agreement in January 1991 with David
B. Lockton, the former Chairman of the Board, President and Chief Executive Officer, which provided for a base salary and a bonus determined on the basis of a percentage of the Company's pre-tax earnings. The employment agreement was amended effective in October 1994, to increase to $250,000 the base compensation payable to Mr. Lockton during the time he served as Chief Executive Officer. The increase in his base compensation was in response to the increased duties and responsibilities of Mr. Lockton when he re-assumed the position of President and the disparity between his previous base salary of $144,000 and the compensation of other executive officers in the Company at the time. In May 1994, the Company agreed to amend the payment terms of a promissory note in the principal amount of $2,000,000 issued by the Company to Mr. Lockton in December 1986 (as consideration for the sale of certain patent rights by Mr. Lockton to the Company) in the event the Company received a specified amount of new financing in 1994. Mr. Lockton represented to the Board of Directors that the debt and equity financing obtained by the Company in September 1994 satisfied the financing goals and that payments under the promissory note should commence under the revised payment terms. In view of the Company's cash needs, the Company and Mr. Lockton agreed to cancel the promissory note and enter into a Deferred Compensation and Non-Competition Agreement under which the Company made a cash payment of $150,000 to Mr. Lockton and agreed to make a cash payment of $55,000 on January 1, 1996 and $62,500 on each January 1, April 1, July 1 and October 1 thereafter through October 1, 2002, provided that the Company's unrestricted cash was sufficient to satisfy the Company's requirements following the 90-day period. In September 1995 Mr. Lockton's employment agreement was amended by the Company to allow him to perform his duties on a part-time basis. To date the Company made no payments under this agreement due to its financial condition. In consideration of and as a condition to such payments, Mr. Lockton agreed that during the period ending on December 31, 2002 he would not engage in or become associated with any person or entity engaged in any activity in the United States or Canada that is competitive with the business of the Company. Concurrently with the execution of the Deferred Compensation and Non-Competition Agreement, the promissory note described above was cancelled.

   The Company has granted Mr. Lockton several stock options under its 1988 Stock Option Plan and 1991 Stock Option Plan. Although Mr. Lockton has asserted in filings with the SEC that he continues to hold certain stock options, it is the Company's position that such options are no longer exercisable. (See also "Executive Compensation--Option Exercises and Year-End Holdings").

   Mr. Lockton has filed a claim for $3.8 million in the Company's Chapter 11 proceeding, based on payments allegedly due under his employment agreement and Deferred Compensation and Non-Competition Agreement, and from directors' fees and other amounts, making him the largest unsecured creditor of the Company. The Company intends to assert claims against Mr. Lockton in its Chapter 11 proceeding, based, among other things, on what it believes are his mismanagement, breaches of fiduciary duty and failure to satisfy contractual conditions to his receipt of compensation.

Respectfully Submitted,          Bruce W. Bauer
                                David B. Lockton
                                 John J. Bohrer
                                William H. Green
                             William L. Groeneveld

   The Board Report on Executive Compensation shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this proxy statement or any part thereof in the Company's Annual Report on Form 10-K.

Performance Graph

   Set forth below is a graph indicating cumulative total return (assuming reinvestment of dividends) at December 31, 1994, 1995, 1996, 1997 and 1998 on $100 invested alternatively in the Company's Common Stock, the CRSP Total Return Index for the NASDAQ Stock Market (U.S.) and the NASDAQ
Telecommunications Index on December 31, 1993.


                        [PERFORMANCE GRAPH APPEARS HERE]
                                            Cumulative Total Return
                                   -----------------------------------------
Interactive Network Inc. (INNN)    12/93   12/94  12/95  12/96  12/97  12/98
-------------------------------    -----   -----  -----  -----  -----  -----
Interactive Network, Inc.           100      15      0      1      2      3
NASDAQ Stock Market (U.S.)          100      98    138    170    209    293
NASDAQ Telecommunications           100      83    109    112    165    270

                              CERTAIN TRANSACTIONS

Lawsuit and Settlement Agreement with Certain Principal Shareholders; Chapter 11 Bankruptcy Proceedings

   In August of 1995, the Company commenced litigation (the "Litigation") against TCI, TDC, TCI Programming Holding, III ("TCIP"), TCI Cablevision of California, Inc., and Gary S. Howard (the "TCI Parties"). In essence, the Company contended that the TCI Parties had conspired to acquire the Company's intellectual property by obtaining liens on the intellectual property through the secured loans made by them, reneging on commitments to make further loans and then seeking to foreclose on the Company's intellectual property when the Company could not sustain its business without additional funds. The TCI Parties denied the Company's allegations and counterclaimed to foreclose their liens through the Litigation.

   From the time the Litigation commenced until recently, the Company's management, led by Mr. Lockton, was occupied principally with the Litigation. Among other things, the Company shut down its business, laid off virtually all of its employees, abandoned the new facility that it had just leased, did not continue to maintain its books and records, did not have audited financial statements prepared, did not make any filings with the SEC, let its stock transfer agency agreement lapse and held no shareholders' meetings after the meeting conducted in May of 1995.

   In early 1998, settlement discussions between the Company and the TCI Parties, together with NBC, Sprint and Motorola (the "Settling Parties") grew serious. Ultimately, on July 16, 1998, upon the recommendations of the Company's counsel in the Litigation, Joseph W. Cotchett and Mark C. Molumphy of Cotchett, Pitre & Simon, and of the advisor to the Company's Board of Directors appointed by the Superior Court in the Litigation, the Hon. Charles B. Renfrew (Ret.) (whose compensation was ordered by the Superior Court to be paid by TCI), directors Bauer, Bohrer and Graham voted to approve the Settlement Agreement, with director Green abstaining as not having participated in the negotiation of the Settlement Agreement, and Mr. Groeneveld not yet having been elected to the Board of Directors. Mr. Lockton dissented. Subsequently, all directors except Lockton have approved the Settlement Agreement as part of the filing of the Company's plan of reorganization in the bankruptcy proceedings discussed below.

   Pursuant to the Settlement Agreement, the parties to the agreement agreed to dismiss without prejudice their lawsuits against each other (the lawsuits will be dismissed with prejudice upon consummation of the Settlement Agreement). In addition, the TCI Parties agreed to deposit $10,000,000 in an account for the benefit of the Company and $2,500,000 in an account for the benefit of Cotchett, Pitre & Simon, to be paid to such counsel upon final entry of a non-appealable order by the bankruptcy court overseeing the Company's bankruptcy. In addition, the creditors in the lawsuit who held any intellectual property rights of the Company (or any security interest therein) agreed to release any such security liens and/or interests held by any of the TCI Parties, NBC, Sprint or Motorola with the appropriate authorities. As part of the settlement, the following parties are to be issued the number of shares of Company Common Stock listed opposite each of their names, which represents a conversion of the aggregate principal and interest held by them on outstanding promissory notes at $5.00 per share (which was acknowledged as likely bearing no relation to the market value of the Company's Common Stock):

                                                              Debt     Number of
      Name                                                  Converted   Shares
      ----                                                 ----------- ---------
      TCI................................................. $14,714,535 2,942,907
      NBC.................................................   9,511,396 1,902,279
      Sprint..............................................   7,422,602 1,484,520
      Motorola............................................   7,424,415 1,484,883
                                                           ----------- ---------
       Total:............................................. $39,072,948 7,814,589
                                                           =========== =========

   (In its Form 10-Q filed with the SEC for the quarter ended March 31, 1995, the Company had indicated that at March 31, 1995, based on the outstanding principal and interest on its secured notes, an aggregate of 67,749,334 shares of Company Common Stock would have been issued on conversion of the notes.)

   Pursuant to the Settlement Agreement, upon consummation of the Settlement Agreement each of these parties will also enter into the Voting Agreement, which provides, among other things, that except for votes on any matter regarding Mr. David Lockton (including his election to the Board of Directors) and certain other major events of the Company, these parties will vote the shares listed above as directed by a committee of three independent persons (the "Committee"), chosen as described in the Voting Agreement. The Committee will initially consist of John Bohrer, Donald Graham and Bruce Bauer, and the Voting Agreement provides a mechanism for replacement of any member. The Voting Agreement will terminate on the fourth anniversary of the consummation of the Settlement Agreement.

   The Settlement Agreement also included releases of the Settling Parties by the Company and releases of the Company by each of the Settling Parties, with respect to the lawsuit and any other pre-existing claims or contracts. The Company has advised the Settling Parties that these releases are, in the opinion of Cotchett, Pitre & Simon, counsel representing the Company in negotiating the Settlement Agreement, broad enough to terminate any obligations of the Company under any pre-existing contractual arrangements between the Company and the Settling Parties, including the various contractual arrangements (including warrants issued by the Company to NBC, TCI, Sprint and Motorola) described below under "Financing Transactions--Agreements with NBC, Agreements with TCI, Secured Debt Financing, and Registration Rights of Investors" and described above under "Arrangements with Respect to Election of Directors" unless the Settlement Agreement is not consummated. In February 1999, the Settling Parties advised the Company that while they may not necessarily agree with counsel's interpretation of the terms of the Settlement Agreement, they will not object to the release of these various contractual arrangements if the Settlement Agreement is consummated.

   Consummation of the provisions of the Settlement Agreement providing for payment of $10,000,000 to the Company and release of security interests in its assets held by the Settling Parties, issuance of the Company's Common Stock to the Settling Parties in conversion of their outstanding notes, final dismissal with prejudice of the claims between the Company and the Settling Parties and the entry by such parties into the Voting Agreement are conditioned on the entry by the United States Bankruptcy Court for the Northern District of California of a final non-appealable order confirming a plan of reorganization to be filed by the Company under Chapter 11 of the Bankruptcy Code. The Company filed its plan of reorganization under Chapter 11 on December 22, 1998, providing for payment to all of the Company's creditors in full on their allowed claims. The final date for filing claims was January 19, 1999, at which time non-duplicative claims totaling approximately $12,672,000 were filed or scheduled (not including the claims of the Settling Parties). Under the plan of reorganization, the Company intends to pay in full allowed claims, and believes that (in addition to expenses of administration of approximately $500,000) there are no more than approximately $6,478,000 in allowable claims (plus certain accrued interest), although the final figure is subject to the claims objection and allowance procedures under the plan of reorganization. The Company intends to contest a substantial portion of a claim of David Lockton for $3,778,000 (see "Compensation of the Chief Executive Officer and Former Chief Executive Officer--Compensation of David Lockton").

   The Bankruptcy Code contemplates that a debtor in Chapter 11 proceedings may identify executory contracts that it intends to assume as a part of its plan of reorganization. Executory contracts that are not expressly assumed are deemed rejected, and the only remedy of the other party to the contract is to pursue a claim for damages for breach of contract following confirmation of the plan of reorganization. The Company intends to assume its obligations under the Gannett Stock Purchase Agreement described under "Certain Transactions--Financing Transactions--Gannett Stock Purchase Agreement."

   The Company has in the past also been a party to certain contractual arrangements that might still be considered executory but have not been operative for many years. The Company has not scheduled such contractual arrangements as executory contracts it intends to assume as part of the plan of reorganization. If at some future date the other party to one of these arrangements should seek to assert that the arrangement was still in effect on the date of confirmation of the Company's plan of reorganization, the Company will review the matter and take such steps as it considers appropriate to recognize or disavow the contract in a manner that will be in the best interests of the Company.

   The Bankruptcy Court originally scheduled February 18, 1999 as the date for confirmation of the Company's plan of reorganization. David Lockton has fought vigorously in proceedings before the Bankruptcy Court to delay confirmation of the Company's plan of reorganization and to relitigate in the Bankruptcy Court proceedings the wisdom of the Company's decision to enter into the Settlement Agreement over his objections. Mr. Lockton and Calvin Wilson Jr. (a partner of J.C. Bradford & Company, a stock brokerage firm) were the only parties who filed objections to confirmation of the plan of reorganization. The confirmation hearings commenced as scheduled on February 18, 1999. In order to consider Mr. Lockton's objections, the Bankruptcy Court scheduled additional days for hearings on February 23 and March 18-19, 1999.

Financing Transactions

 Agreements with NBC

   In December 1987, the Company and NBC entered into the Joint Development Agreement providing for their joint cooperation in developing the Company's intellectual property for commercial use. The Joint Development Agreement provided that if NBC decided to broadcast a program that makes use of the Company's interactive technology, NBC would use its reasonable best efforts to provide, or to have others provide, within the program, an indication to viewers of the interactive nature of the program, with such efforts to depend on the basis on which such program is made available for broadcast by NBC. The Company and NBC also entered into a warrant agreement (the "NBC Warrant Agreement"), pursuant to which the Company issued three warrants to NBC (the "NBC Warrants") which, if certain conditions are satisfied (as described below), would enable NBC to purchase 5%, 10% and 10%, respectively, of the Company's outstanding Common Stock on the date of exercise, at a purchase price of either a fixed exercise price determined in accordance with the Warrant Agreement, or at NBC's option, 75% of the then current fair market value of the Company's Common Stock. The warrants expire four years, five years and six years, respectively, from the date on which the first NBC Warrant would become exercisable. The exercise of all of the NBC Warrants would have enabled NBC to acquire up to approximately 25% of the Company's outstanding stock. The NBC Warrants were amended in September 1994 to provide that the fixed exercise price for the three warrants will be $8.50 per share. The exercise prices of the warrants were subject to adjustment for certain dilutive issuances of securities by the Company. The NBC Warrants would have become exercisable if NBC aired a program or programs making use of the Company's interactive technology for certain specified periods after a program broadcast or licensed for broadcast by NBC that made use of the Company's interactive technology was made available to NBC, and after the Company met certain conditions, but in no event prior to the later to occur of (i) the Company offering its system in five television markets (as defined by standard industry practice), and (ii) the Company supplying produced "control units" (the Company's hand-held device through which viewers can interact with television programs) in sufficient quantities to meet projected demand. In the event that the conditions to the exercise of the NBC Warrants would have been satisfied, the Company would be subject to recognition of expense relating to the difference between the exercise price of the NBC Warrants and the fair market value of the Company's Common Stock at the time of exercise. The Company has advised NBC that in its view the warrants and Joint Development Agreement have ceased to be effective under the provisions of the Settlement Agreement, unless the Settlement Agreement is not consummated.

 Gannett Stock Purchase Agreement

   The Company, Gannett and David B. Lockton entered into the Gannett Agreement. Under the Gannett Agreement, the Company sold 1,000,000 shares of Common Stock to Gannett at a price of $5.00 per share. The shares sold to Gannett were subject to adjustment for certain dilutive issuances of securities by the Company and an aggregate of 1,196,666 shares of Common Stock have been issued to Gannett pursuant to such anti-dilution provisions. Under the Gannett Agreement, Gannett has the right to cause the Company to include in the slate of nominees recommended by the Company's Board of Directors or management to shareholders for election as directors at each annual meeting of shareholders one person designated by Gannett. The Company is required to use its best efforts to cause any Common Stock for which the Company's management or directors hold proxies, or are otherwise entitled to vote, to be voted in favor of the election of such designee. In addition, Mr. Lockton is required to vote all shares of Common Stock owned by him in favor of such designee. Gannett has advised the Company that it does not choose to exercise its right to designate a director at this time. Under the 1992 Stock Purchase Agreement, Gannett is also entitled to certain registration rights with respect to shares issued to it (see "Certain Transactions--Registration Rights of Investors"), and the Company has agreed, inter alia, to coordinate with Gannett in developing and marketing certain electronic news services and to provide Gannett with a right of first refusal to participate exclusively in a partnership or joint venture with the Company in doing so. While the Company intends to assume its obligations under the 1992 Stock Purchase Agreement, it has no present plans that would involve the types of business activities contemplated by that Agreement.

 Agreements with TCI

   The Company, David B. Lockton and TDC entered into the TDC Stock Purchase Agreement, under which the Company agreed to sell and issue an aggregate of 1,650,000 shares of Common Stock to TDC for an aggregate consideration of $10,750,000 (or $6.52 per share). The shares sold pursuant to the TDC Stock Purchase Agreement were subject to adjustment for certain dilutive issuances of securities by the Company. Simultaneously with this transaction, the Company and TCI executed a letter of intent (the "Distribution Letter") regarding certain distribution and licensing arrangements, as described below. 1,012,269 shares of Common Stock were issued to TDC on June 11, 1993 in exchange for $6,600,000 in cash (or $6.52 per share). The TDC Stock Purchase Agreement provided that an additional 637,731 shares (the "Remaining Shares") would have been purchased in installments in consideration of services to be rendered to the Company pursuant to an agreement (the "Services Agreement") to be negotiated between the parties. The Services Agreement was intended to set forth the nature of the services to be rendered, including advertising and marketing of the Company's programming, and the manner of valuation thereof. TDC had the option to purchase any of the Remaining Shares by paying the purchase price therefor in cash. 51,461 of the Remaining Shares have been issued in exchange for services provided by TCI and 197,000 of the Remaining Shares were issued for cash in the amount of $1,284,000. In addition, 2,307,708 shares of Common Stock have been issued pursuant to anti-dilution provisions. The TDC Stock Purchase Agreement contemplated that, subject to compliance with applicable securities laws, TDC could have sold up to 50% of the shares of Common Stock purchased by it under the TDC Stock Purchase Agreement to a major cable system operator.

   Pursuant to the TDC Stock Purchase Agreement, TDC had the right to cause the Company to include one person designated by TDC in the slate of nominees recommended by the Company's Board of Directors or management for election as a director at each annual meeting of shareholders. The Company would have been required to use its best efforts to cause all shares for which the Company's management or directors hold proxies or are otherwise entitled to vote to be voted in favor of the election of such designee. The Company has advised TCI that TCI's right to designate a director will no longer be exercisable unless the Settlement Agreement is not consummated. The Company also granted TDC a right of first refusal to purchase up to 25% of certain newly issued securities that the Company may have sold from time to time. The foregoing right of first refusal would have otherwise expired on June 11, 2003. TDC also received a right of first refusal to purchase shares of the Company's Common Stock that may have been sold by David B. Lockton, subject to the prior rights of NBC and Rainbow. The TDC Stock Purchase Agreement provided that, subject to certain exceptions, TCI and its affiliates (as defined in the TDC Stock Purchase Agreement) would not acquire additional shares of voting stock if, after giving effect to such acquisition, their beneficial ownership of voting stock would exceed 33% of the outstanding voting stock of the Company.

   In connection with the purchase of the Notes described under the caption "Secured Debt Financing" below, on September 19, 1994, the Company, TCIP and TDC entered into an Amendment (the "Amendment to TDC Stock Purchase Agreement") to the TDC Stock Purchase Agreement to terminate the provision in the

TDC Stock Purchase Agreement that limits the amount of the Company's voting stock that may be beneficially owned by TCI and its affiliates to 33% of the outstanding voting stock of the Company. The Amendment to the TDC Stock Purchase Agreement also provided that (i) the Company would permit TCI or its affiliates to distribute the Company's control units in territories where TCI or its affiliates own or operate cable systems or other wire-line telecommunications services, (ii) if requested by TCI or its affiliates, the Company would grant TCI and its affiliates such rights as may be necessary to carry the Company's interactive programming signals and offer the Company's services over cable systems owned or operated by TCI or its affiliates, and
(iii) if TCI or its affiliates developed a plan that required the use of the Company's proprietary technology to transmit the Company's interactive programming or services over cable systems owned or operated by TCI or its affiliates and the Company were unable, due to capacity constraints, to adequately provide such programming or services, the Company would license its technology to TCI or its affiliates. The terms of any such arrangements would be no less favorable to TCI and its affiliates than the terms offered to similarly situated third parties.

   Under the Note Purchase Agreement described below, the Company agreed to enter into an agreement with TCI, pursuant to which the Company would have issued to TCI warrants to purchase up to 10% of the Company's outstanding Common Stock (the "TCI Promotion Warrants") under terms and conditions that are substantially the same as for the three warrants originally issued under the NBC Warrant Agreement. The warrants issued to TCI would have become exercisable based on the level of promotion of the interactive nature of sports programming produced and distributed by certain subsidiaries of Liberty Media Corporation, a wholly-owned subsidiary of TCI. The Company has advised TCI that in its view the executory provisions of the TDC Stock Purchase Agreement, as amended, including the Distribution Letter, Services Agreement, and right of first refusal to purchase newly issued securities of the Company, and the TCI promotion warrants will no longer be exercisable unless the Settlement Agreement is not consummated.

 Secured Debt Financing

   The Company, TCI, NBC, Motorola, and Sprint (collectively, the "Note Purchasers") entered into a Note Purchase Agreement effective as of September 19, 1994, as amended by a letter agreement dated as of September 23, 1994 (the "Note Purchase Agreement"), under which the Note Purchasers agreed to purchase Senior Convertible Notes issued by the Company in the aggregate principal amount of $24,012,725.33 (the "Notes"). The Notes accrued interest at the rate of 12% per annum (payable quarterly in additional debt instruments having the same terms as the Notes) and were secured by a first priority lien on substantially all of the Company's assets. The Company issued the Notes for cash in the amount of $20,466,000 and the exchange of promissory notes in the aggregate principal amount of $3,500,000 (together with accrued interest) that had previously been issued to certain of the Note Purchasers for loans made to the Company in June and August 1994. The Notes were due and payable on September 21, 1996 if they were not converted into equity. Under the Settlement Agreement, the Notes are to be converted into 7,814,589 shares of the Company's Common Stock. (See "Lawsuit and Settlement Agreement with Certain Principal Shareholders; Chapter 11 Bankruptcy Proceedings"). In connection with the purchase and sale of the Notes, the Company issued warrants (the "Warrants") to the Note Purchasers to purchase until September 23, 1999 an aggregate of 274,457 shares of Common Stock at a price of $8.00 per share, subject to adjustment. The Company has advised the Note Purchasers that in its view the warrants will no longer be exercisable unless the Settlement Agreement is not consummated.

   The Company, the Note Purchasers and TDC also entered into the Securityholders Agreement pursuant to which the Company agreed that, so long as each of Motorola and Sprint owns at least 500,000 shares of Common Stock (assuming conversion of convertible securities and as adjusted for stock splits and the like), Motorola and Sprint would each have the right to designate one representative to the Board of Directors of the Company. Pursuant to pre-existing arrangements described elsewhere herein, TDC and NBC each had a right to designate one representative to the Board of Directors of the Company. The Company agreed to use its best efforts to cause all voting securities of the Company ("Voting Securities") for which the Company's management or directors hold proxies or are otherwise entitled to vote to be voted in favor of the election to the Board of Directors of the Company of the persons designated by Motorola, Sprint, NBC and TDC. In furtherance of the foregoing, if any election of directors were to be by cumulative voting, each Purchaser and TDC would have determined in its sole discretion whether the number of votes attributable to its shares is in excess of those needed to elect its designee to the Board of Directors, and if there were any such excess votes, such Purchaser or TDC would consult with the other Note Purchasers, TDC and the Company and would cast such excess votes in favor of the other designees in such proportion as such Purchaser or TDC reasonably determined would best serve the purposes of such voting arrangement. Motorola and Sprint have advised the Company that they do not choose to exercise their right to designate directors of the Company at this time. The Company has advised Motorola and Sprint that in its view their right to designate directors will no longer be exercisable, unless the Settlement Agreement is not consummated. Each of Motorola and Sprint has stated that they will not object to this interpretation.

   Motorola and the Company entered into a letter agreement (the "Motorola Letter Agreement") pursuant to which Motorola was granted a right of first negotiation and last refusal as to the manufacture of not less than 50%, on an annual basis, of products embodying the Company's technology which the Company purchases, sources or has manufactured for sale or resale by the Company (other than products not manufactured for the Company or set-top boxes that are not manufactured to the Company's hardware specifications). The rights granted to Motorola were to be effective upon the expiration or termination of any manufacturing contracts or arrangements currently in effect which preclude Motorola from having or exercising such rights (and the Company agreed not to renew any such contracts or arrangements without the prior written consent of Motorola). The Company has advised Motorola that its rights under the Motorola Letter Agreement will no longer be exercisable, unless the Settlement Agreement is not consummated.

   The Company and Sprint entered into a letter agreement (the "Sprint Letter Agreement") pursuant to which the Company agreed, so long as Sprint pricing was competitive, to use the Sprint network for all voice communications, to transmit the Company's interactive programming data to the entity which transmits such data to the Company's subscribers and to provide datalinks for the transmission of the Company's scoring communications. The Company has advised Sprint that in its right under the Sprint Letter Agreement will no longer be exercisable, unless the Settlement Agreement is not consummated.

 Registration Rights of Investors

   The Company entered into agreements with certain holders of its Common Stock and/or warrants to purchase Common Stock, including NBC, Gannett and TDC, pursuant to which such holders were entitled to certain rights with respect to the registration of such shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"). Under the agreements between the Company and these holders, if the Company proposes to register any of the securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, such holders would be entitled to notice of such registration and would be entitled to include shares of such Common Stock therein. These rights are subject to certain conditions and limitations, among them the right of the underwriters of a registered underwritten offering to limit the number of shares included in such registration. In addition, these shareholders have the right to demand that the Company file a registration statement under the Securities Act at its expense with respect to their shares of Common Stock, and the Company is required to use its best efforts to effect such registration, subject to certain conditions and limitations, including the right of the Company not to effect a requested registration within three months following an offering of the Company's securities. Certain holders may require the Company to file registration statements on Form S-3 when such registration form is available to the Company. The Company is generally obligated to pay all expenses incurred in connection with such registrations, except for underwriting discounts, selling commissions and stock transfer taxes.

   The Company, the Note Purchasers and TDC entered into a Registration Rights Agreement dated as of September 23, 1994 (the "Registration Rights Agreement") pursuant to which the Note Purchasers and TDC were entitled to require the Company to register under the Securities Act the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants or pursuant to the anti-dilution provisions of the Note Purchase Agreement or the Certificate of Determination, as well as certain shares of Common Stock issued to TDC and NBC pursuant to pre-existing agreements between each such company and the Company. Each of the Note Purchasers, acting alone, could require the Company to effect a registration of shares of Common Stock owned by such Purchaser, subject to certain conditions. The Note Purchasers were also entitled to include such shares of Common Stock in registrations by the Company of shares of Common Stock for its own account or for other shareholders. The registration rights granted to the Note Purchasers had a priority in certain circumstances over the registration rights previously granted to other securityholders of the Company. The Registration Rights Agreement also included indemnification provisions for violations of securities laws. The Company has advised NBC, TCI, Sprint and Motorola that the foregoing registration rights will no longer be exercisable unless the Settlement Agreement is not consummated. The Company has assumed its registration rights obligations to Gannett in the Chapter 11 Bankruptcy Proceedings.

Other Legal Proceedings

   On January 4, 1995, Baker Trading Partners, Eric Lofgren and Russ Van Wormer, as representatives of a class of plaintiffs who purchased the Common Stock commenced a securities class action against the Company, Mr. Lockton, Peter Sealy and TCI (which no longer is a party). In that case, In re Interactive Network, Inc. Securities Litigation, United States District Court, Northern District of California, Case No. C-95-0026, the plaintiffs alleged that the Company, aided by the other defendants, made materially false statements during the period January 19, 1994 through March 31, 1995 concerning its plans to expand nationally when the Company knew that it did not have the resources or market acceptance of its product to support national expansion. That action is still pending, but the Company believes that a settlement is imminent that will limit the Company's out-of-pocket costs to the $500,000 deductible under its liability insurance.

                                 PROPOSAL NO. 2
                              AMENDMENT OF BYLAWS

   The Company's current Bylaws provide that the Board of Directors shall be comprised of between seven (7) and eleven (11) persons, with the exact number to be fixed by the Board of Directors. The currently authorized number of directors is seven (7).

   None of the Company's principal shareholders has elected to propose a nominee for the Company's Board of Directors although the Company has requested that they consider doing so (see "Election of Directors--Arrangements with Respect to Election of Directors"). Accordingly, the Company's management recommends that Section 3.2 of the Bylaws be amended to fix the size of the Board of Directors at not less than five (5) nor more than nine (9) members, with the exact number to be fixed by the Board of Directors. The Board of Directors has initially fixed this number at five (5) subject to shareholder approval of this Proposal No. 2, to become effective with respect to election of directors to be held at the Meeting. This board size will still allow the Board of Directors to create additional vacancies should one or more of the Company's principal shareholders advise the Company at a future date that they desire to designate a person to sit on the Company's Board of Directors, or should the Company identify other suitable candidates who are willing to serve as directors.

   California law requires that the shareholders approve this amendment, which will require the affirmative vote of not less than a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Meeting.

                     THE BOARD OF DIRECTORS RECOMMENDS

                      THAT THE SHAREHOLDERS VOTE FOR

                      THE APPROVAL OF THIS AMENDMENT

                       TO THE BYLAWS OF THE COMPANY.

                              PROPOSAL NO. 3

          APPROVAL AND RATIFICATION OF THE 1999 STOCK OPTION PLAN

   The 1988 Option Plan expired in September of 1988. Management believes the adoption of a new Stock Option Plan is essential to provide equity ownership and give effective incentives to the Company's future employees and is in the best interest of the Company. At the Meeting, the shareholders are being asked to approve the Company's 1999 Stock Option Plan (the "1999 Option Plan"), the principal terms of which are substantially similar to the 1988 Option Plan (except for certain changes made to conform the 1999 Option Plan to current laws and industry practice such as permitting the grant of ten-year options) and which are summarized below. This summary description is qualified in its entirety by the terms of the 1999 Option Plan, which is included in this Proxy Statement as Exhibit A and is incorporated herein by reference.

   Shareholder approval of the 1999 Option Plan is required for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to qualify the 1999 Option Plan for the grant of incentive stock options, and in order for the 1999 Option Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Exchange Act.

   The 1999 Option Plan will provide for the issuance of 3,650,000 shares of Common Stock upon the exercise of options granted thereunder, which represents a number equal to the options for 5,000,000 shares previously approved by the Company's shareholders in 1995 under the 1988 Option Plan less the options already granted under that plan for 1,350,000 shares which the Company believes are the only validly issued and outstanding options under the 1988 Option Plan. The 1999 Option Plan provides for an increase in this amount equal to the number of shares subject to options under the 1988 Option Plan that cease to be exercisable during the term of the 1999 Option Plan. However, the number of shares available under the 1999 Option Plan for the grant of incentive stock options is fixed at 3,650,000 shares and is not subject to such potential increase. (For more information on the current outstanding options, see "Option Exercises and Year-End Holdings").

Summary of the 1999 Option Plan

   Set forth below is a summary of the principal features of the Company's 1999 Option Plan, as proposed to be adopted.

 Purpose

   The purpose of the 1999 Option Plan is to advance the interests of the Company and its shareholders by giving employees, directors and consultants a proprietary interest in the success of the Company, thus providing them with an additional incentive to contribute toward the Company's success.

 Administration

   The 1999 Option Plan is administered by the Board of Directors of the Company, or by a committee appointed by the Board of Directors (the "Committee"). The interpretation and construction of any provision of the 1999 Option Plan by the Board of Directors or the Committee shall be final and conclusive.

 Eligibility

   The 1999 Option Plan provides that options may be granted to employees (including officers and employee directors), non-employee directors and consultants of the Company and any subsidiary, parent or other business entity in which the Company, a parent or a subsidiary holds a substantial interest (a "Related Entity"). The Committee selects the participants and determines the number of shares to be subject to each option.

   The value of the shares subject to all incentive stock options held by an optionee that become exercisable for the first time during any calendar year cannot exceed $100,000 (determined as of the date of grant). The 1999 Option Plan provides that options to purchase a maximum of 1,000,000 shares of Common Stock may be granted to any employee in any fiscal year of the Company.

 Terms of Options

   Each option is evidenced by a stock option agreement between the Company and the person to whom such option is granted, which sets forth the terms and conditions of the option. The following terms and conditions generally apply to all options, unless the stock option agreement provides otherwise:

   Exercise of Options. The Committee determines when options granted under the 1999 Option Plan may be exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock and tendering payment to the Company of the purchase price. Unless otherwise provided in the stock option agreement, the purchase price of shares purchased upon exercise of an option may be paid by any of the following means, or by any combination thereof: (i) cash; (ii) check; (iii) other shares of the Company's Common Stock; (iv) the optionee's instruction to the Company to withhold from the shares that would otherwise be issued upon exercise of the option that number of whole shares having a fair market value equal to the purchase price; (v) a cashless exercise/sale procedure (through which the funds to pay for the shares purchased upon exercise of an option are delivered to the Company by a broker upon receipt of stock certificates representing the shares being purchased).

   Exercise Price. The exercise price of options granted under the 1999 Option Plan is determined by the Committee and must not be less than the fair market value of the Common Stock on the date the option is granted. Where the participant owns stock representing more than ten percent (10%) of the total combined voting power of the outstanding capital stock of the Company, a parent or a subsidiary, the exercise price for an incentive stock option must not be less than 110% of such fair market value.

   Termination of Employment. If an optionee's employment or other service with the Company terminates, for any reason other than permanent and total disability or death, options under the 1999 Option Plan may be exercised not later than three (3) months after such termination, but may be exercised only to the extent the options were exercisable on the date of termination subject to the condition that no option may be exercised after expiration of its term.

   Disability. If an optionee should become permanently disabled and unable to carry out the responsibilities of the position held by the optionee by reason of any medically determinable physical or mental impairment while employed by or engaged in other service for the Company, options may be exercised at any time within twelve (12) months following the date of termination, but only to the extent the options were exercisable on the date of termination, subject to the condition that no option may be exercised after expiration of its term.

   Death. If an optionee should die while employed by or engaged in other service to the Company, or within three (3) months after termination of employment or other service (or within twelve (12) months if such termination is due to disability), options may be exercised at any time within twelve (12) months following the date of death, but only to the extent the options were exercisable on the date of death, subject to the condition that no option may be exercised after expiration of its term.

   Termination of Options. Each option granted under the 1999 Option Plan expires no more than ten (10) years after the date of grant. In no event shall the term of any option exceed five (5) years in the case of any participant who owns stock possessing more than ten percent (10%) of the total combined voting power of the outstanding capital stock of the Company, a parent or a subsidiary.

   Nontransferability of Options. An option is not transferable by the optionee other than by will or the laws of descent and distribution and is exercisable during his lifetime only by him, or in the event of his death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

   Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1999 Option Plan as may be determined by the Board of Directors or the Committee.

 Adjustments Upon Changes in Capitalization

   In the event of any change in the Company's capital structure (whether by reason of any recapitalization, stock dividend, stock split, combination of shares or other similar change in corporate structure), appropriate adjustments shall be made in the number of shares subject to each option and the per share exercise price therefor. As proposed, the 1999 Option Plan will provide for appropriate adjustment to the maximum aggregate number of shares subject to options that may be granted to any employee. The Committee may also adjust the number or class of securities covered by any option, as well as the exercise price, in the event that the Company effects a reorganization, recapitalization, rights offering or other increase or reduction of shares of its outstanding Common Stock or is merged or consolidated with or into any other corporation. Upon any merger or consolidation in which the Company is not the surviving entity, the sale or other disposition of all or substantially all of the assets of the Company, or an acquisition of more than fifty percent (50%) of the total combined voting power of the Company's securities (except as otherwise determined by the Board of Directors or the Committee), the options granted under the 1999 Option Plan shall be assumed by the surviving entity or its parent, and if not assumed, the options shall terminate. In the event of the disposition of a Related Entity, the service of the optionees to the Related Entity shall be deemed to terminate, and the options of such optionees will be exercisable in accordance with the terms of the option agreements. However, the service of such optionees will not be deemed to terminate if such options are assumed by the successor entity or its parent.

 Amendment and Termination of the 1999 Option Plan

   The Board of Directors may amend the 1999 Option Plan at any time or from time to time or may terminate or amend the 1999 Option Plan and, to the extent required by any applicable law, the Company shall obtain shareholder approval of any amendment. However, no such action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1999 Option Plan without the consent of the optionee. In any event the 1999 Option Plan shall terminate in February 2009.

Federal Income Tax Consequences

 Incentive Stock Options

   Section 422 of the Code provides favorable federal income tax treatment for "incentive stock options." When an option granted under the 1999 Option Plan qualifies as an incentive stock option, the optionee does not recognize income for federal income tax purposes upon grant or exercise of the incentive stock option (unless the alternative minimum tax applies as discussed below). The Company is not allowed a deduction for federal income tax purposes as a result of the exercise of the incentive stock option regardless of the applicability of the alternative minimum tax. Upon a sale of the shares (assuming that the sale occurs no sooner than two years after the grant of the option and one year after the receipt of the shares by the optionee), any gain or loss will be treated as long-term capital gain or loss for federal income tax purposes.

   The favorable federal income tax consequences described above will not apply to the extent the optionee disposes of the shares acquired within one year of the date of exercise or two years of the date of grant of the option (hereinafter a "disqualifying disposition"). In the event of a disqualifying disposition, the optionee generally will recognize ordinary income in the year of disposition equal to the difference between the exercise price and the lesser of (i) the fair market value of the stock at the date of exercise or
(ii) the sale price of the shares. Any additional gain will be long-term or short-term gain, depending on how long the optionee has held the stock.

 Alternative Minimum Tax

   The excess of the stock's fair market value over the exercise price of an incentive stock option, which is generally not subject to tax at the time of exercise, is treated as an item of income in determining an individual taxpayer's alternative minimum tax liability.

 Nonstatutory Stock Options

   Options granted under the 1999 Option Plan that do not qualify as incentive stock options are considered "nonstatutory" stock options and will not qualify for any special tax benefits to the optionee. Because the Company's stock options are not deemed to have a readily ascertainable value, the optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon exercise of a nonstatutory stock option, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the option price. Upon a sale of the shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income, will be treated as capital gain or loss.

   The income recognized by the optionee will be treated as wage compensation and will be subject to income and employment tax and withholding by the Company out of the current earnings paid to the optionee.

 Company Tax Deductions

   The Company generally will be allowed a tax deduction to the extent and in the year that compensation income is recognized by the optionee upon the exercise of nonstatutory stock options, provided the Company has withheld income and employment taxes in accordance with the law. The Company receives no deduction in connection with the exercise of an incentive stock option. In the event of a disqualifying disposition, however, the Company will be allowed a deduction for the amount of income recognized by the optionee for the tax year of the Company in which the disqualifying disposition occurs.

   As amended in 1993, the Code limits the tax deduction for expenses in connection with remuneration of the Company's Chief Executive Officer and its four other most highly compensated executive officers during any fiscal year to the extent the remuneration of any such person exceeds $1,000,000 for such fiscal year. Under the Code, the remuneration to which this limit applies excludes certain types of "qualified performance-based compensation." The 1999 Option Plan is designed to qualify option grants to such officers of the Company for the qualified performance-based compensation exception to the deduction limitation.

New Plan Benefits

   The benefits that will be received by the Named Officers, all executive officers as a group, the other directors, or all other employees of the Company are not currently determinable. The Company has no current plans to grant options under the 1999 Option Plan to any individual, employee, director or consultant except for options contemplated to be granted to members of an advisory panel to the Company to be formed in 1999 and to other consultants of the Company which are not expected to exceed, in the aggregate, [ ] shares. It is also contemplated that directors Green and Groeneveld, who have not yet been compensated since joining the Company as director, may be granted options under
the Company's 1999 Stock Option Plan not to exceed [      ] shares each, if
this proposal is approved. If the 1999 Option Plan had been in place during Fiscal Year 1998, the options granted would be as listed in the table "Stock Option Grants."

Required Vote

   The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for the approval of the adoption of the 1999 Option Plan.

                     THE BOARD OF DIRECTORS RECOMMENDS

                      THAT THE SHAREHOLDERS VOTE FOR

                        APPROVAL OF THE ADOPTION OF

                           THE 1999 OPTION PLAN.

                              PROPOSAL NO. 4

             RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected KPMG LLP as the independent auditors of the Company for the current fiscal year. The selection of the independent auditors is being submitted to the shareholders for ratification at the Meeting. In the event that ratification by the shareholders of the selection of KPMG LLP as the Company's independent auditors is not obtained, the Board of Directors will reconsider such selection.

   With the exception of 1995 through 1998 during which there were no audited financial statements of the Company, KPMG LLP has audited the Company's financial statements since 1991. Its representatives are expected to be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

   The ratification of the selection of KPMG LLP will require the affirmative vote of not less than a majority of the shares of the Company's Common Stock present or represented and voting at the Meeting.

                     THE BOARD OF DIRECTORS RECOMMENDS

                      THAT THE SHAREHOLDERS VOTE FOR

                   THE RATIFICATION OF THE SELECTION OF

                                 KPMG LLP.

                                 OTHER BUSINESS

   The Company currently knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                    Incorporation of Documents by Reference

   The Company incorporates herein by reference its audited financial statements, supplementary financial information and management's discussion and analysis of financial condition and results of operations from its Annual Report for the fiscal year ended December 31, 1998.

Dated: March [   ], 1999
                                          THE BOARD OF DIRECTORS

                                                                 EXHIBIT A

                           INTERACTIVE NETWORK, INC.

                            1999 STOCK OPTION PLAN

   1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

   2. Definitions. As used herein, the following definitions shall apply:

       (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

       (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

       (c) "Applicable Laws" means the legal requirements relating to the administration of stock option plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

       (d) "Award" means the grant of an Option under the Plan.

       (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

       (f) "Board" means the Board of Directors of the Company.

       (g) "Code" means the Internal Revenue Code of 1986, as amended.

       (h) "Committee" means any committee appointed by the Board to administer the Plan.

       (i) "Common Stock" means the common stock of the Company.

       (j) "Company" means Interactive Network, Inc.

       (k) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

       (l) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

       (m) "Corporate Transaction" means any of the following transactions:

         (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

         (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

          (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

          (iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

        (n) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

        (o) "Director" means a member of the Board or the board of directors of any Related Entity.

        (p) "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

        (q) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

        (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (s) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

        (t) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

        (u) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (v) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (w) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (x) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

        (y) "Performance--Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

        (z) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (aa) "Plan" means this 1999 Stock Option Plan.

        (bb) "Post-Termination Exercise Period" means the period specified in the Award Agreement of not more than three (3) months commencing on the date of termination of the Grantee's Continuous Service, or such longer period as may be applicable upon death or Disability.

        (cc) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

        (dd) "Related Entity Disposition" means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any such Related Entity Disposition to the Company, a Parent or a Subsidiary.

        (ee) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

        (ff) "Share" means a share of the Common Stock.

        (gg) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

   3.  Stock Subject to the Plan.

        (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is three million six hundred fifty thousand (3,650,000) Shares increased by any Shares that are represented by Awards under the Company's 1988 Stock Option Plan which are forfeited, expire or are cancelled without delivery of Shares or which result in the forfeiture of Shares back to the Company. Notwithstanding the foregoing, subject to the provisions of Section 10, below, the maximum aggregate number of Shares available for grant of Incentive Stock Options is three million six hundred fifty thousand (3,650,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

        (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

   4. Administration of the Plan.

        (a) Plan Administrator.

          (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or
(B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

          (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

          (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

          (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

        (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

          (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

          (ii) to determine whether and to what extent Awards are granted hereunder;

          (iii) to determine the number of Shares to be covered by each Award granted hereunder;

          (iv) to approve forms of Award Agreements for use under the Plan;

          (v) to determine the terms and conditions of any Award granted hereunder;

          (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

          (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

          (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

          (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

        (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

   5. Eligibility. Non-Qualified Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

   6. Terms and Conditions of Awards.

        (a) Designation of Award. Each Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

        (b) Individual Award Limit. The maximum number of Shares with respect to which Awards may be granted to any Employee in any fiscal year of the Company shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Award is canceled, the canceled Award shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Employee. For this purpose, the repricing of an Award shall be treated as the cancellation of the existing Award and the grant of a new Award.

        (c) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

        (d) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

        (e) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

        (f) Non-Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

        (g) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

   7. Award Exercise Price, Consideration and Taxes.

        (a) Exercise Price. The exercise price for an Award shall be as follows:

          (i) In the case of an Incentive Stock Option:

              (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

              (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (iii) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(c), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

        (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). The Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

          (i) cash;

          (ii) check;

          (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

          (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price);

          (v) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

          (vi) any combination of the foregoing methods of payment.

        (c)Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

   8. Exercise of Award.

        (a)Procedure for Exercise; Rights as a Stockholder.

          (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

          (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10, below.

        (b) Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee's Continuous Service for any reason other than Disability or death, such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the Award to the extent that the Grantee was entitled to exercise it at the date of such termination. In the event of a Grantee's change of status from Employee to Consultant, an Employee's Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee is not entitled to exercise the Award at the date of termination, or if the Grantee does not exercise such Award to the extent so entitled within the Post-Termination Exercise Period, the Award shall terminate.

        (c) Disability of Grantee. In the event of termination of a Grantee's Continuous Service as a result of his or her Disability, Grantee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the Award to the extent that the Grantee was otherwise entitled to exercise it at the date of such termination; provided, however, that if such Disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee is not entitled to exercise the Award at the date of termination, or if Grantee does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

        (d) Death of Grantee. In the event of a termination of the Grantee's Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee's Termination of Continuous Service as a result of his or her Disability, the Grantee's estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the Award, but only to the extent that the Grantee was entitled to exercise the Award as of the date of termination, within twelve (12) months from the date of death (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee was not entitled to exercise the Award, or if the Grantee's estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

   9. Conditions Upon Issuance of Shares.

        (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

   10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

   11. Corporate Transactions/Related Entity Dispositions. Except as may be provided in an Award Agreement:

        (a) Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if they are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

        (b) Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall be not to deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its parent.

   12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

   13. Amendment, Suspension or Termination of the Plan.

        (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

        (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

        (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

   14. Reservation of Shares.

        (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

   16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

   17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

                     THIS PROXY IS SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF INTERACTIVE NETWORK, INC.
                FOR THE 1999 ANNUAL MEETING OF THE STOCKHOLDERS

                                MARCH ___,1999

     The undersigned stockholder of INTERACTIVE NETWORK, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March ___, 1999, and the 1999 Annual Report to Shareholders and hereby appoints Bruce W. Bauer and Donald Graham or any of them, proxies with full power in each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of INTERACTIVE NETWORK, INC. to be held on March 31, 1999 at 4:00 p.m. local time, at the San Mateo Marriott, 1770 South Amphlett Boulevard, San Mateo, California 94402 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTIONS IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE
                         ---                            ---
BYLAWS, FOR THE RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS,
        ---
AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     1.   ELECTION OF DIRECTORS:

          ___ FOR                           ___ WITHHOLD AUTHORITY

     NOMINEES: BRUCE W. BAUER
               JOHN J. BOHRER
               DONALD D. GRAHAM
               WILLIAM H. GREEN
               WILLIAM L. GROENEVELD

     FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEES:___________________

     2.   PROPOSAL NO. 2: Amendment of Bylaws

          ___ FOR         ___ AGAINST       ___ ABSTAIN

     3.   PROPOSAL NO. 3: Approval of 1999 Stock Option Plan

          ___ FOR         ___ AGAINST       ___ ABSTAIN

     4.   PROPOSAL NO. 4: Ratification of Appointment of Auditors

          ___ FOR         ___ AGAINST       ___ ABSTAIN


                                             DATED: ______________, 1999


                                             __________________________
                                                    (Signature)

                                             __________________________
                                                    (Signature)

                                             This Proxy should be marked, dated
                                             and signed by the shareholder(s)
                                             exactly as his or her name appears
                                             hereon, and returned promptly in
                                             the enclosed envelope. Persons
                                             signing in a fiduciary capacity
                                             should so indicate. If shares are
                                             held by joint tenants or as
                                             community property, both should
                                             sign.